EXHIBIT 8
                                    ---------


                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Annual Report on Form 40-F/A of our report dated February 25, 2005 relating to the consolidated financial statements of Western Oil Sands Inc, which appears in the Annual Report to Shareholders.

/s/ PRICEWATERHOUSECOOPERS LLP

Calgary, Alberta
November 7, 2005